                                                                      EXHIBIT 11

                   RHONE-POULENC RORER INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
        (Unaudited-dollars and shares in millions except per share data)


                                                    Three Months Ended
                                                           June 30,
                                                  -------------------------
                                                      1997           1996
                                                  ------------    ---------
Earnings per common share, primary:

Net income before preferred dividends
 and remuneration..............................        $ 88.7       $102.2

Less: Dividends on preferred stock and
 remuneration on capital equity notes..........         (11.8)       (10.3)
                                                  ------------    ---------

Net income available to common
 shareholders..................................        $ 76.9       $ 91.9
                                                  ============    =========

Average shares outstanding.....................         137.1        135.7
                                                  ============    =========

Net income available to common
 shareholders per share........................        $  .56       $  .68
                                                  ============    =========


Earnings per common share, fully
 diluted:

Net income before preferred dividends
 and remuneration..............................        $ 88.7       $102.2

Less: Dividends on preferred stock and
 remuneration on capital equity notes..........         (11.8)       (10.3)
                                                  ------------    ---------

Net income available to common
 shareholders..................................        $ 76.9       $ 91.9
                                                  ============    =========

Average shares outstanding.....................         137.1        135.7

Shares contingently issuable for stock
 plan..........................................           2.8          2.0
                                                  ------------    ---------

Average shares outstanding, assuming
 full dilution.................................         139.9        137.7
                                                  ============    =========

Net income available to common
 shareholders per share, assuming
 full dilution.................................        $  .55       $  .67
                                                  ============    =========


This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      EXHIBIT 11

                   RHONE-POULENC RORER INC. AND SUBSIDIARIES
                   Computation of Earnings Per Common Share
       (Unaudited-dollars and shares in millions except per share data)

                                                                   Six Months Ended
                                                                       June 30,
                                                             ----------------------------
                                                                1997             1996
                                                             -----------       ----------
Earnings per common share, primary:
Net income before preferred dividends and remuneration...... $   155.5         $  187.2
Less: Dividends on preferred stock and remuneration on
      capital equity notes..................................     (21.9)           (21.3)
                                                             -----------       ----------
Net income available to common shareholders................. $   133.6         $  165.9
                                                             ===========       ==========
Average shares outstanding..................................     137.0            135.3
                                                             ===========       ==========
Net income available to common shareholders per share....... $      .98        $    1.23
                                                             ===========       ==========

Earnings per common share, fully diluted:
Net income before preferred dividends and remuneration...... $   155.5         $  187.2
Less: Dividends on preferred stock and remuneration on
      capital equity notes..................................     (21.9)           (21.3)
                                                             -----------       ----------
Net income available to common shareholders................. $   133.6         $  165.9
                                                             ===========       ==========
Average shares outstanding..................................     137.0            135.3
Shares contingently issuable for stock plan.................       2.7              2.0
                                                             -----------       ----------
Average shares outstanding, assuming full dilution..........     139.7            137.3
                                                             ===========       ==========
Net income available to common shareholders per share,
 assuming full dilution..................................... $      .96        $    1.21
                                                             ===========       ==========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.